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                                                            Exhibit 23.1

                     CONSENT OF COOPERS & LYBRAND L.L.P.,
                          INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Fusion Medical Technologies, Inc. on Form S-8 (File No.            ) of our
report dated March 12, 1997, on our audits of the financial statements of Fusion Medical Technologies, Inc. as of December 31, 1996 and 1995, for each of the three years in the period ended December 31, 1996 and for the cumulative period from October 14, 1992 (date of inception) to December 31, 1996, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


San Jose, California
March 31, 1997